Exhibit 99.2

PLYMOUTH INDUSTRIAL REIT INC.

Overview to Unaudited Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated financial statements have been derived from our historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of June 30, 2017 is presented to reflect pro forma adjustments to our historical consolidated balance sheet as of June 30, 2017 as if the Company’s acquisition on August 11, 2017 of two (2) industrial properties (the “Shadeland Portfolio”) was completed on June 30, 2017. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2017 and the twelve months ended December 31, 2016 are presented as if the acquisition of the Shadeland Portfolio on August 11, 2017 was completed on the first day of the respective period.

The following unaudited pro forma consolidated financial statements should be read in conjunction with (i) our historical unaudited consolidated financial statements as of June 30, 2017 and for the six months ended June 30, 2017 and (ii) our consolidated financial statements for the twelve months ended December 31, 2016 in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position would have been as of June 30, 2017 assuming our acquisition of the Shadeland Portfolio had been completed on June 30, 2017, and what our actual consolidated results of operations would have been for the six months ended June 30, 2017 and the twelve months ended December 31, 2016 assuming the acquisition of the facilities had been completed on January 1, 2016, and additionally are not indicative of our consolidated future results of operations or financial condition, and should not be viewed as indicative of our future consolidated results of operations or financial condition.

Pro Forma Consolidated Balance Sheet
As of June 30, 2017
(Unaudited and in thousands)

	Plymouth Industrial	Shadeland	Company
	REIT, Inc.	Portfolio	Pro Forma
	(A)	(B)
Assets
Real estate properties	$139,326	$16,964	$156,290
Less Accumulated Depreciation	(19,816)		(19,816)
Real estate properties, net	119,510	16,964	136,474

Cash	28,981	(8,957)	20,024
Restricted Cash	687		687
Cash held in escrow	3,221		3,221
Deferred Leasing Intangibles	8,680		8,680
Other Current Assets	2,733		2,733
Total Assets	$163,812	$8,007	$171,819

Liabilities & Equity
Liabilities
Senior secured debt, net	$116,402	$—	$116,402
Mezzanine debt to investor, net	29,319	—	29,319
Deferred Interest	200	—	200
Accounts Payable and Other Liabilities	5,363	—	5,363
Deferred Leasing-Intangibles	1,150		1,150
Total Liabilities	152,434	—	152,434

Equity
Common Shares	37	—	37
Additional Paid in Capital	123,448	—	123,448
Accumulated Deficit	(112,107)	—	(112,107)
Total Plymouth Industrial REIT, Inc. stockholders' equity	11,378		14,195
Non-controlling Interest	—	8,007	8,007
Total Equity	11,378	8,007	19,385

Total Liabilities and Equity	$163,812	$8,007	$171,819

Pro Forma Consolidated Statements of Operations For the Six Months Ended June 30, 2017 (Unaudited and in thousands)

	Plymouth Industrial	Company Pro Forma	Shadeland	Company
	REIT, Inc.	Adjustments	Portfolio	Pro Forma
	(A)	(B)	(C)

Revenues:
Rental revenue	$9,964	$—	1,350	$11,314
Equity investment income (loss)	1	—	—	1
Total revenues	9,965	—	1,350	11,315

Operating expenses:
Property expenses	2,925	—	649	3,574
General and administrative	1,933	385	—	2,318
Acquisition expenses	82	—	—	82
Depreciation and amortization	5,557	—	255	5,812
Total Operating expenses	10,497	385	904	11,786

Operating income (loss)	(532)	(385)	446	(471)

Other income (expense):
Interest expense	(5,743)	—	—	(5,743)
Total other expense (income)	(5,743)	—	—	(5,743)
Net income (loss)	(6,275)	(385)	446	(6,214)
Net Loss Attributable to non-controlling interest	(4,674)	4,056	—	(618)
Net Loss attributable to Plymouth Industrial REIT, Inc.	(1,601)	4,441	446	(5,596)

Loss Per Share	$(2.55)			$(1.47)

Weighted Average Shares Outstanding	629,057	3,183,829		3,812,886

Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2016
(Unaudited and in thousands)

	Plymouth	Company
	Industrial	Pro Forma	Shadeland	Company
	REIT, Inc.	Adjustments	Portfolio	Pro Forma
	(A)	(B)	(C)
Revenues:
Rental revenue	$19,658	$—	$2,756	$22,414
Equity investment income (loss)	230	—	—	230
Total revenues	19,888	—	2,756	22,644

Operating expenses:
Property expenses	5,927	—	1,514	7,441
General and administrative	3,742	770	—	4,512
Depreciation and amortization	11,674	—	510	12,184
Total Operating expenses	21,343	770	2,024	24,137

Operating income (loss)	(1,455)	(770)	732	(1,493)

Other income (expense):
Gain on equity investment	2,846	—	—	2,846
Interest expense	(40,679)	490	—	(40,189)
Total other expense (income)	(37,833)	490	—	(37,343)
Net income (loss)	(39,288)	(280)	732	(38,836)
Net Loss Attributable to non-controlling interest	(2,301)	(1,563)	—	(3,864)
Net Income (Loss) attributable to Plymouth Industrial REIT, Inc.	(36,987)	(1,283)	732	(34,972)

Loss Per Share	$(111.42)			$(9.17)

Weighted Average Shares Outstanding	331,965	3,480,921		3,812,886

Plymouth Industrial REIT, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Financial Statements

(dollars in thousands)

1. Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2017

(A) Reflects the historical Condensed Consolidated Balance Sheet of Plymouth Industrial REIT, Inc. as of June 30, 2017.

(B) Reflects the acquisition of the Shadeland Portfolio as reflected in the Statements of Revenues and Certain Expenses included herein. The pro forma adjustments do not include an allocation of the purchase price to reflect the intangible components of the acquisition as this evaluation is in process and will be reflected in future filings of actual results. The acquisition included the issuance of Operating Partnership Units equal to approximately $8,007 for a non-controlling interest of approximately 9.95%.

2. Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2017

(A) Reflects the historical condensed consolidated statement of operations of Plymouth Industrial REIT, Inc. for the six months ended June 30, 2017.

(B) Reflects an adjustment for stock-based compensation associated with the issuance of an aggregate of 157,763 shares of the Company’s common stock issued to the Company’s executive officers, independent directors and certain employees upon the closing of the offering, recognized over the applicable annual vesting and related service period, and reflects adjustments for the issuance of Operating Partnership Units as a non-controlling interest.

(C) Reflects the results of operations and depreciation for the acquisition of the Shadeland portfolio as reflected in the Statements of Revenues and Certain Expenses included herein.

3. Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016

(A) Reflects the historical consolidated statement of operations of Plymouth Industrial REIT, Inc. for the year ended December 31, 2016.

(B) Reflects an adjustment for the elimination of interest expense related to the preferred member interest considered redeemed as of the first day of the year ended December 31, 2016 and reflects stock-based compensation associated with the issuance of an aggregate of 157,763 shares of the Company’s common stock issued to the Company’s executive officers, independent directors and certain employees upon the closing of the offering recognized over the applicable annual vesting and related service period, and reflects adjustments for the issuance of Operating Partnership Units as a non-controlling interest.

(C) Reflects the results of operations and depreciation for the acquisition of the Shadeland portfolio as reflected in the Statements of Revenues and Certain Expenses included herein.